Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

KH Funding Company

Silver Spring, Maryland

We hereby consent to the inclusion of our report dated April 11, 2005 relating to the balance sheets of KH Funding (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity and cash flows for the fiscal years then ended in the Company’s Amendment No. 1 to Form SB-2.

/s/ Stegman & Company

Baltimore, Maryland

June 10, 2005